UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(800) 228-4728

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2009 Bonuses, 2010 Base Salaries and Stock-Based Awards

On February 5, 2010, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Volcano Corporation (the “Company”), the independent members of the Board approved cash bonuses to be paid to the “named executive officers” (as defined under applicable securities laws) of the Company for performance in the year ended December 31, 2009 and their respective annual base salaries for 2010, effective January 1, 2010. In addition, as part of the Company’s annual equity compensation grant process, the independent members of the Board approved the grant of restricted stock unit awards (“RSUs”) and stock options to the Company’s named executive officers under the Company’s 2005 Equity Compensation Plan, as amended and restated (the “Plan”).

The table below sets forth the cash bonuses and base salaries approved for each named executive officer of the Company, as well as the number of RSUs and the number of shares subject to stock options granted to each such named executive officer on February 5, 2010, along with a brief description of the vesting provisions applicable to such RSUs and stock option grants.

Named Executive Officer	Title	2009 Bonus ($)		2010 Base Salary ($)		Number of RSUs(1)	Number of Shares Subject to Stock Options(2)
R. Scott Huennekens	President and Chief Executive Officer	$500,000		$500,000		50,000	100,000
John T. Dahldorf	Chief Financial Officer and Secretary	140,000		309,000		14,340	25,158
Vincent J. Burgess	Group President, Advanced Imaging Systems	115,000		309,000		14,340	25,158
Michel E. Lussier	Managing Director of Volcano Europe	70,000		383,217	(3)	14,340	25,158
Jorge J. Quinoy	Executive Vice President, Global Sales	—	(4)	306,000		10,000	20,000

(1)	25% of the RSUs will vest, if at all, each year on the anniversary of the grant date, subject to the individual’s continued service through each such date, so that the award is fully vested on the fourth anniversary of the grant date.

(2)	1/48th of the shares underlying such option shall vest in equal monthly installments over a period of four years commencing on the date of grant, subject to the individual’s continued service through each such date.

(3)	Mr. Lussier’s salary reflects the conversion of his salary from Euros at the applicable exchange rate on February 5, 2010.

(4)	Mr. Quinoy was not eligible to receive a cash bonus for the year ended December 31, 2009; however, Mr. Quinoy earned $153,315 in sales commissions for the year ended December 31, 2009.

The RSUs are evidenced by a Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (together, the “RSU Agreement”), which, together with the Plan, set forth the terms and conditions of the RSUs. The stock options are evidenced by a Stock Option Agreement (the “Stock Option Agreement”), which, together with the Plan, set forth the terms and conditions of the stock options. The exercise price of the stock options is $19.07 per share, which is equal to the fair market value of the Company’s common stock on the date of grant, and have a term of seven years.

The foregoing is only a brief description of the material terms of the RSUs and the stock options granted to the named executive officers on February 5, 2010, does not purport to be complete and is qualified in its entirety by reference to the Plan, the forms of RSU Agreement under the Plan and the form of Stock Option Agreement under the Plan. A copy of the Plan, as amended and restated, is referenced in Exhibit 10.1 hereto. A copy of the forms of RSU Agreement under the Plan is filed as Exhibit 10.2 hereto, and a copy of the form of Stock Option Agreement under the Plan is filed as Exhibit 10.3 hereto.

Employment Agreement with Vincent Burgess

On February 10, 2010, the Company entered into an Employment Agreement (the “Employment Agreement”) with Vincent Burgess. Mr. Burgess was appointed Group President, Advanced Imaging Systems in January 2009 and served as Volcano’s Vice President of Business Development and Marketing from August 2002 to January 2009.

Under the Employment Agreement, Mr. Burgess will continue to serve as the Company’s Group President, Advanced Imaging Systems, will earn an initial annual base salary of $309,000 and will be eligible to earn a target cash incentive bonus in an amount equal to 40% of his annual base salary, based on his performance and achievement of target objectives. The annual base salary and target percentage shall be reviewed annually by the Board or the Compensation Committee of the Board of Directors.

Mr. Burgess shall also be eligible to receive an annual stock option to purchase shares of the Company’s common stock pursuant to the terms of the Plan, based upon Mr. Burgess’ performance and achievement of target objectives agreed to by the Company and Mr. Burgess. If Mr. Burgess is terminated without cause or resigns for good reason (as each term is defined in the Employment Agreement), Mr. Burgess would be entitled to receive cash severance equal to the sum of (a) two years of his then effective annual base salary, (b) a pro-rated cash incentive bonus for the year in which such termination or resignation occurred and (c) two years of non-health insurance premiums. This cash severance would be paid in a number of substantially equal installments or in a single lump sum. Further, in the event of such termination or resignation, if Mr. Burgess timely elects continuation health care coverage pursuant to COBRA for himself and/or his eligible dependents, the Company would be required to pay the applicable COBRA premiums for such coverage for up to twenty-four months.

A copy of the Employment Agreement is filed as Exhibit 10.4 hereto. The foregoing description is subject to, and qualified in its entirety by, the Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Volcano Corporation Amended and Restated 2005 Equity Compensation Plan (as originally filed as Appendix A to the Company’s definitive proxy statement on Form DEF 14A, as filed with the Securities and Exchange Commission on June 2, 2009, and incorporated herein by reference).

10.2	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under the Volcano Corporation 2005 Equity Compensation Plan, as amended and restated.

10.3	Form of Stock Option Agreement under the Volcano Corporation 2005 Equity Compensation Plan, as amended and restated.

10.4	Employment Agreement, dated February 10, 2010, by and between the Company and Vincent Burgess.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation

Dated: February 11, 2010	By:	/s/ John T. Dahldorf
John T. Dahldorf Chief Financial Officer